Exhibit 99.1

Monster Digital, Inc. Reports Financial Results for the Fourth Quarter and Year Ended December 31, 2016

Simi Valley, CA – March 31, 2017 – Monster Digital, Inc. (Nasdaq: MSDI), (“Monster Digital” or “the Company”), which develops, markets and distributes Monster Digital® branded products for use in high-performance consumer electronics, mobile products and computing applications, today announced its audited financial results for the year ended December 31, 2016.

Monster Digital reported revenues of $1.1 million for the three-month period ended December 31, 2016 compared to revenues $779,000 for the previous quarter ended September 30, 2016, an increase of 37%, and compared to $1.4 million for the comparable 2015 fiscal period. The 2015 results consisted primarily of memory product sales which are substantially lower in the current quarter as the Company transitions away from low margin memory into higher margin products. Monster Digital is beginning to see traction in sales of its action sports cameras.

Monster Digital’s virtual reality (VR) camera, first introduced in September 2016, has become a growing part of its sales mix, launching Monster Digital into VR. Monster Digital’s VR camera was complimented by the introduction of VR Headsets/Goggles during the recent quarter.

David H. Clarke, Chairman and CEO, commented, “With a strong team in place focused on efficiency of operations and penetration of the VR marketplace, we are beginning to establish sales traction with our product line of action sports and VR cameras and headsets. We have been making presentations to many of the major retailers for their late summer and fall line reviews and, based on very preliminary feedback, anticipate significant sales success.”

The company is also exploring strategic opportunities to increase its offerings of high margin consumer electronics while at the same time looking into further possibilities to create alliances which could assist in sales, marketing and market penetration.

Company Highlights

•	The introduction of the Monster Digital VR camera and headsets in the fourth quarter of 2016 has launched the Company into the VR marketplace.
•	The move to action sports and VR cameras, in conjunction with efficiencies in operations, have resulted in overall improved margins.
•	A strong management team continues to implement market driven strategies in order to build traction with current products as the Company continues to explore and develop new and advanced products.

Financial Highlights for the Fourth Quarter Ended December 31, 2016

Net Loss was $1.3 million, or $(0.17) per basic and diluted share for the three months ended December 31, 2016 compared to a net loss of $3.0 million or $(0.81) per basic and diluted share for the three months ended December 31, 2015.

	Three Months Ended December 31,
(Dollars in thousands, except earnings per share)	2016	2015

Revenue	$1,066	$1,439
Cost of goods sold	899	1,806
Gross profit	167	(367)
Gross profit margin	15.7%	-25.5%
Loss from operations	(1,245)	(2,319)
Net loss	$(1,258)	$(2,996)
Basic and diluted loss per share	$(0.17)	$(0.81)
Basic and diluted weighted average	7,364	3,703

Financial Highlights for the Year Ended December 31, 2016

Net sales in 2016 decreased approximately 51% to $4.1 million from $8.3 million in 2015. This decrease occurred primarily during the third quarter of 2016 and is related to the reduction in sales for top customers who had placed significant orders for memory product in the third quarter of 2015 but who either did not order, or ordered in reduced amounts, in the third quarter of 2016. A strategy to transition quickly from lower margin digital memory products to higher margin products contributed to the decrease in sales with the action sports camera line staged for sales in the fourth quarter of the year. In addition, cash constraints prior to our initial public offering limited our ability to aggressively build and fill a pipeline for our products.

The net loss for the year ended December 31, 2016 was approximately $6.2 million, or $(1.12) per basic and diluted share, compared to a net loss of approximately $8.7 million, or $(2.65) per basic and diluted share, for the year ended December 31, 2015.

Conference Call Details

Monster Digital also announced that it will host a management conference call to review its financial results and operations on Friday, March 31, 2016 at 12:00 p.m. EDT.

To join the earnings conference call, participants may dial (844) 890-1793 from the U.S. or (412) 717-9583 internationally and request the Monster Digital call. Please allow extra time prior to the call to dial in and listen to the live broadcast.

A replay will be available approximately one hour after completion of the live conference call. The dial in replay of the call will be available until April 14, 2017; please dial (877) 344-7529 from the U.S. or (412) 317-0088 internationally and provide the replay access code 10103981.

(Tables to Follow)

About Monster Digital, Inc.

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. The Company designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and other countries.

For more information about the company, please visit http://www.monsterdigital.com

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Such forward looking statements include, but are not limited to, those such as: beginning to see traction in sales of its action sports cameras, anticipate significant sales success, exploring strategic opportunities to increase its offering of high margin consumer electronics and looking into further possibilities to create alliances. These statements relate to future events, future expectations, plans and prospects. Although Monster Digital believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Monster Digital has attempted to identify forward-looking statements by terminology including “beginning” “anticipate”, “exploring”, “possibilities” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2017. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

PCG Advisory

Investors:

Vivian Cervantes

D: 212-554-5482

vivian@pcgadvisory.com

MONSTER DIGITAL INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	For the Year Ended
	December 31,	December 31,
	2016	2015

Revenue	$4,065	$8,266
Cost of goods sold	3,329	7,840
Gross Profit	736	426

Operating expenses
Research and development	270	333
Selling and marketing	2,425	2,928
General and administrative	3,984	3,625
	6,679	6,886
Loss from operations	(5,943)	(6,460)
Other expense, net
Interest and finance expense	825	1,381
Gain on debt conversion	(557)	-
Debt conversion expense	-	898
Total other expenses	268	2,279
Loss before income taxes	(6,211)	(8,739)
Provision for income taxes	2	2
Net Loss	$(6,213)	$(8,741)

Loss Per Share
Basic and Diluted	$(1.12)	$(2.65)
Number of Shares used in Computation
Basic and Diluted	5,524	3,294

MONSTER DIGITAL INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, except par value)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash	$1,453	$119
Accounts receivable, net of allowances of $253 and $99, respectively	856	644
Inventories	1,105	633
Prepaid expenses and other	619	141
Total current assets	4,033	1,537

Trademark, net of amortization of $185 and $54, respectively	2,417	2,548
Deferred IPO and debt issuance costs	-	619
Deposits and other assets	14	14
Total assets	$6,464	$4,718

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Line of credit	$-	$215
Accounts payable	268	1,021
Accrued expenses	1,786	3,311
Customer deposits and credits	1,840	1,850
Due to related parties	44	510
Notes payable	38	3,505
Total current liabilities	3,976	10,412

Shareholders' deficit
Preferred stock; 10,000,000 shares authorized; none issued	-	-
Common stock; $.0001 par value; 100,000,000 shares authorized;
7,785,011 and 3,702,865 shares issued and outstanding	1	-
Additional paid-in capital	34,575	20,181
Accumulated deficit	(32,088)	(25,875)
Total shareholders' deficit	2,488	(5,694)
Total liabilities and shareholders' deficit	$6,464	$4,718